UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 19, 2023

INTERNATIONAL FLAVORS & FRAGRANCES INC.

(Exact Name of Registrant as Specified in its Charter)

New York	1-4858	13-1432060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 West 57th Street New York, New York	10019

200 Powder Mill Road Wilmington, Delaware	19803
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 765-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value 12 1/2 cents per share	IFF	New York Stock Exchange
1.75% Senior Notes due 2024	IFF 24	New York Stock Exchange
1.800% Senior Notes due 2026	IFF 26	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Existing Term Loan Credit Agreement

On September 19, 2023, International Flavors & Fragrances Inc. (the “Company”) entered into Amendment No. 5 (the “Term Loan Amendment”) to amend that certain term loan credit agreement, dated January 17, 2020 (as amended by that certain Amendment No. 1 to Credit Agreement, dated as of August 25, 2020, as further supplemented by that certain Icon Debt Assumption Supplement, dated as of March 4, 2021, as further amended by that certain Amendment No. 2 to Credit Agreement, dated as of August 4, 2022, as further amended by that certain Amendment No. 3 to Credit Agreement, dated as of March 23, 2023, as further amended by that certain Amendment No. 4 to Credit Agreement, dated as of March 23, 2023, the “Existing Term Loan Credit Agreement”, and the Existing Term Loan Credit Agreement, as amended by the Term Loan Amendment, the “Term Loan Credit Agreement”), among the Company (as successor to Nutrition & Biosciences, Inc.), the lenders party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent.

The Term Loan Amendment, among other things, extends the period during which certain relief is provided with respect to the financial covenant contained in the Existing Term Loan Credit Agreement through December 31, 2025, or such earlier date on which the Company elects to terminate such period (the “Term Loan Covenant Relief Period”), by providing that during the Term Loan Covenant Relief Period, the Company’s Leverage Ratio (as defined in the Term Loan Credit Agreement) shall not exceed as of the end of the fiscal quarter for the period of the four fiscal quarters then ended: (i) 5.25 to 1.00 for any fiscal quarter ending on or before March 31, 2024, (ii) 4.75 to 1.00 for the fiscal quarter ending June 30, 2024, (iii) 4.50 to 1.00 for the fiscal quarter ending September 30, 2024, (iv) 4.25 to 1.00 for any subsequent fiscal quarter ending on or before March 31, 2025, (v) 4.00 to 1.00 for any subsequent fiscal quarter ending on or before September 30, 2025 and (vi) 3.75 to 1.00 for the fiscal quarter ending December 31, 2025.

During the Term Loan Covenant Relief Period, the Term Loan Amendment also prohibits the Company from (i) declaring and paying dividends in cash on common stock in excess of $0.81 per share per fiscal quarter (for an aggregate amount of $3.24 per fiscal year) and (ii) creating liens to secure debt in excess of the greater of $300,000,000 and 3.65% of Consolidated Net Tangible Assets (as defined in the Term Loan Credit Agreement), subject to certain exceptions set forth in the Term Loan Amendment.

Loans may be prepaid without premium or penalty, subject to customary breakage costs, and during the Term Loan Covenant Relief Period, there will be a mandatory prepayment of the loans with 100% of the net cash proceeds from non-ordinary course asset sales, subject to certain exceptions set forth in the Term Loan Amendment. The applicable margin for the loans, which is based on the Company’s Public Debt Rating (as defined in the Term Loan Credit Agreement), will also increase by 0.125% for the duration of the Term Loan Covenant Relief Period.

Amendment to Existing Revolving Credit Agreement

On September 19, 2023, the Company and certain of its subsidiaries (collectively, the “Loan Parties”) entered into Amendment No. 4 (the “Revolver Amendment”) to amend that certain Third Amended and Restated Credit Agreement, dated July 28, 2021 (as amended by that certain Amendment No. 1 to Credit Agreement, dated August 4, 2022, as further amended by that certain Amendment No. 2 to Credit Agreement, dated as of March 23, 2023, as further amended by that certain Amendment No. 3 to Credit Agreement, dated as of March 23, 2023, the “Existing Revolving Credit Agreement”, and the Existing Revolving Credit Agreement, as amended by the Revolver Amendment, the “Revolving Credit Agreement”), among the Loan Parties, the lenders party thereto and Citibank, N.A., as administrative agent.

The Revolver Amendment, among other things, extends the period during which certain relief is provided with respect to the financial covenant contained in the Existing Revolving Credit Agreement through December 31, 2025, or such earlier date on which the Company elects to terminate such period (the “Revolver Covenant Relief Period”), by providing that during the Revolver Covenant Relief Period, the Company’s Leverage Ratio (as defined in the Revolving Credit Agreement) shall not exceed as of the end of the fiscal quarter for the period of the four fiscal quarters then ended: (i) 5.25 to 1.00 for any fiscal quarter ending on or before March 31, 2024, (ii) 4.75 to 1.00 for the fiscal quarter ending June 30, 2024, (iii) 4.50 to 1.00 for the fiscal quarter ending September 30, 2024, (iv) 4.25 to 1.00 for any subsequent fiscal quarter ending on or before March 31, 2025, (v) 4.00 to 1.00 for any subsequent fiscal quarter ending on or before September 30, 2025 and (vi) 3.75 to 1.00 for the fiscal quarter ending December 31, 2025.

During the Revolver Covenant Relief Period, the Revolver Amendment also prohibits (i) the Company declaring and paying dividends in cash on common stock in excess of $0.81 per share per fiscal quarter (for an aggregate amount of $3.24 per fiscal year) and (ii) the Loan Parties from creating liens to secure debt in excess of the greater of $300,000,000 and 3.65% of Consolidated Net Tangible Assets (as defined in the Revolving Credit Agreement), subject to certain exceptions set forth in the Revolver Amendment. Loans may be prepaid without premium or penalty, subject to customary breakage costs, and during the Revolver Covenant Relief Period, the applicable margin for the loans, which is based on the Company’s Public Debt Rating (as defined in the Revolving Credit Agreement), will increase by 0.125%.

The descriptions of the Term Loan Amendment and the Revolver Amendment contained in this Item 1.01 do not purport to be complete and are subject to, and qualified in their entirety by, the full text of Term Loan Amendment and Revolver Amendment, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure

On September 19, 2023, IFF announced it has proactively amended its existing term loan credit agreement to provide additional financial flexibility, reiterated its full year 2023 financial guidance and reaffirmed its portfolio optimization initiatives to support its commitment to achieve its net debt to credit adjusted EBITDA target of below 3x by the end of 2024.

For the full year 2023, the Company continues to expect full year 2023 sales to be in the range of $11.3 billion to $11.6 billion and adjusted operating EBITDA to be in the range of $1.85 billion to $2.0 billion.

The Company continues to pursue the sale of its Cosmetic Ingredients business, Lucas Meyer Cosmetics. In addition, the Company is executing additional divestiture actions within the portfolio to strengthen its capital structure and unlock further value creation for its shareholders.

The reiteration of full year guidance is based on information available to the Company as of this update. Accordingly, the results and other disclosures for the year ended December 31, 2023 may differ materially. This preliminary estimated financial data should not be viewed as a substitute for financial statements prepared in accordance with US GAAP.

The Company cannot reconcile its expected adjusted operating EBITDA without unreasonable effort because certain items that impact net income and other reconciling metrics are out of the Company’s control and/or cannot be reasonably predicted at this time. These items include but are not limited to gains (losses) on sale of fixed assets, shareholder activism related costs, business divestiture costs, employee separation costs, N&B inventory step-up costs, N&B transaction related costs, integration related costs and the impact of the merger with N&B. In addition, the Company cannot reconcile net debt to credit adjusted EBITDA without reasonable effort because certain items that impact total debt, net income and other reconciling measures are out of the Company’s control and/or cannot be reasonably predicted at this time, to which unavailable information could have a significant impact on the Company’s GAAP financial results.

Forward-looking Statements

This Current Report on Form 8-K contains forward-looking statements that reflect management’s expectations about future events and the Company’s operating plans and speak only as of the date hereof. You can identify these forward-looking statements by the use of forward-looking words such as “will,” “may,” “plan,” “estimate,” “expect,” “intention,” or the negative version of those words or other comparable words. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, are forward-looking statements. Any forward-looking statements contained in this Current Report on Form 8-K are based upon our historical performance and on our current plans, estimates and expectations of the Company’s future performance and the future performance of the markets in which the Company operates in light of information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved. These forward-looking statements are subject to various risks, uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, business strategy and liquidity. For additional discussion of these risks and uncertainties, please refer to those described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and the Company’s other filings with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

By:	/s/ Jennifer Johnson
Name:	Jennifer Johnson
Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: September 19, 2023